Exhibit 10.7
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

Private & Confidential (Addressee Only)

Participant Name
Employee ID
Grant ID: Client Grant ID

We are pleased to advise you (the “Participant”) that Analog Devices, Inc., a Massachusetts corporation (the “Company”), has granted to the Participant that number of Performance Restricted Stock Units (“Performance RSUs”) set forth below, subject to the terms and conditions of the Analog Devices, Inc. 2020 Equity Incentive Plan (the “Plan”) and this Performance Restricted Stock Unit Agreement, including Appendix A, which includes additional performance-based vesting conditions, and Appendix B, which includes any applicable country-specific provisions. This Performance Restricted Stock Unit Agreement, together with Appendix A and Appendix B, is referred to as the “Agreement.” The grant of Performance RSUs reflects the Company’s confidence in the Participant’s commitment and contributions to the success and continued growth of the Company. All terms not defined in this Agreement shall have the meaning set forth in the Plan.
1.Performance Restricted Stock Unit.
Subject to the terms and conditions of the Plan and this Agreement, the Company has granted to the Participant that number of Performance RSUs (the “Award”) effective on the Date of Grant set forth below:
Date of Grant:     Grant Date
Number of Performance RSUs (“Initial Grant Number”):    Number of Awards Granted
Vesting Date:     Cliff Vesting Date
If the Participant resides in Australia, Canada, China, a European Economic Area or European Union member state, Hong Kong, Israel, Japan, Serbia, Switzerland, Taiwan, Turkey, or the United Kingdom, due to local legal requirements the Participant must accept this Agreement no later than Grant Custom 4 or this Award shall terminate and will become null and void. For purposes of this Agreement, the Participant is deemed to reside in the country where his or her Employer is located.
If the Participant resides in the United States or any other country listed in Appendix B and not listed in the paragraph above and does not accept this Agreement by Grant Custom 4, or such other date that may be communicated, the Company will automatically accept the Agreement on the Participant’s behalf. If the Participant declines this Agreement, this Award shall terminate and will become null and void. The Participant may not decline this Agreement on or after Grant Custom 4.
Each one (1) Performance RSU shall, if and when it vests in accordance with this Agreement, automatically convert into one (1) share of Common Stock issuable as provided below. The Performance RSUs are subject to the vesting provisions set forth in Section 2 (including any performance-based vesting conditions set forth in Appendix A), the restrictions on transfer set forth in Section 3, and the right of the Company to retain Shares (as defined below) pursuant to Section 7.
2.Vesting and Conversion.
(a)Subject to the terms of the Plan and this Agreement, the Performance RSUs shall vest and be settled in accordance with the vesting conditions set forth in this Section 2 and the performance-based vesting conditions set forth in Appendix A. For purposes of this Agreement, Performance RSUs that have not vested as of the Vesting Date in accordance with this Section 2 and Appendix A are referred to as “Unvested Performance RSUs.” The shares of Common Stock that are issuable upon the vesting and conversion of the Performance RSUs are referred to in this Agreement as “Shares.” As soon as administratively practicable after the issuance of any Shares upon the vesting and conversion of Performance RSUs (and in any event within sixty (60) days of the vesting date or event, as applicable), and subject to the terms and conditions set forth in the Agreement, the Company shall deliver or cause to be delivered evidence (which may include a book entry by the Company’s transfer agent) of the Shares so issued in the name of the Participant to the brokerage firm designated by the Company to maintain the brokerage account established for the Participant or the Participant’s heirs, in the case of Section 2(c). Notwithstanding the foregoing, the Company shall not be obligated to issue Shares to or in the name of the Participant upon the vesting and conversion of any Performance RSUs unless the issuance of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
(b)In the event the Participant’s employment with the Company or the Employer (as defined in Section 2(e)) is terminated either by the Participant, the Company, or the Employer for any reason or no reason (other than due to death or Disability), then in each such case, all of the Unvested Performance RSUs as of the date of termination shall terminate and be cancelled immediately and automatically and the Participant shall have no further rights with respect to such Unvested Performance RSUs.
(c)In the event of the Participant’s death prior to the end of the Performance Period, the Unvested Performance RSUs shall vest immediately upon death with respect to the Initial Grant Number of Shares underlying the Performance RSUs, notwithstanding that the Participant was not employed as of the Vesting Date. In the event of the Participant’s death after the end of the

Performance Period, the Unvested Performance RSUs shall vest with respect to the number of Shares underlying the Performance RSUs that would have vested in accordance with Appendix A had the Participant continued employment through the Vesting Date had he or she not died.
(d)In the event the Participant becomes Disabled prior to the end of the Performance Period, the Unvested Performance RSUs shall vest immediately as of the date the Participant is determined to be Disabled with respect to the Initial Grant Number of Shares underlying the Performance RSUs, regardless of whether the Participant terminates employment prior to the Vesting Date. In the event the Participant becomes Disabled after the end of the Performance Period, the Unvested Performance RSUs shall vest with respect to the number of Shares underlying the Performance RSUs that would have vested in accordance with Appendix A regardless of whether the Participant continues employment through the Vesting Date. “Disabled” with respect to the Participant shall have the meaning set forth in Section 409(a)(2)(C) of the Code.
(e)For purposes of this Agreement, employment shall include being an employee with the Company. Employment shall also include being an employee with any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company (the “Employer”). Should a Participant transfer employment to become a director, consultant or advisor to the Company or the Employer following the Date of Grant, he or she will still be considered employed for vesting purposes until he or she ceases to provide services to the Company or any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company.
(f)For the avoidance of doubt, the Performance RSUs granted to the Participant under this Agreement are expressly excluded from any Equity Award Policy for Acceleration of Vesting in the Event of a Change in Control that was previously adopted by Maxim Integrated Products, Inc.
3.Restrictions on Transfer.
(a)The Participant shall not sell, assign, transfer, pledge or otherwise encumber any Performance RSUs, either voluntarily or by operation of law.
(b)The Company shall not be required (i) to transfer on its books any of the Performance RSUs which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such Performance RSUs any transferee to whom such Performance RSUs have been transferred in violation of any of the provisions contained herein.
4.Not a Shareholder. The Performance RSUs represent an unfunded, unsecured promise by the Company to deliver Shares upon vesting and conversion of the Performance RSUs, and until vesting of the Performance RSUs and issuance of the Shares, the Participant shall not have any of the rights of a shareholder with respect to the Shares underlying the Performance RSUs. For the avoidance of doubt, the Participant shall have no right to receive any dividends and shall have no voting rights with respect to the Shares underlying the Performance RSUs for which the record date is on or before the date on which the Shares underlying the Performance RSUs are issued to the Participant.
5.Provisions of the Plan. The Performance RSUs and Shares, including the grant and issuance thereof, are subject to the provisions of the Plan. A copy of the Plan prospectus is available on the Company’s Intranet at https://thecircuit.web.analog.com/Pages/CircuitHome.aspx. (From The Circuit home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column). If the Participant is unable to access this information via the Intranet, the Company’s Stock Plan Administrator can provide the Participant with copies (Stock_Plan_Admin@Analog.com).
6.Withholding Taxes.
(a)Regardless of any action the Company and/or the Employer, if different, takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance RSUs, including the grant of the Performance RSUs, the vesting of the Performance RSUs, the subsequent sale of any Shares acquired pursuant to the Performance RSUs and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Performance RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)In connection with any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations, if any, with regard to all Tax-Related Items by one or a combination of the methods set forth below:
(i)the Company may withhold a sufficient number of Shares otherwise issuable upon the vesting of the Performance RSUs that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the closing price of the Common Stock on the Nasdaq Global Select Market on the applicable vesting date); or
(ii)the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant; or
(iii)the Company may withhold from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization).
provided, however, that if the Participant is an officer of the Company subject to Section 16 of the Exchange Act, then the Company will withhold a sufficient number of Shares otherwise issuable upon the vesting of the Performance RSUs pursuant to (i) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied pursuant to (iii); or
(iv)any other method determined by the Company, to the extent permitted under the Plan and applicable laws.
The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s). If the Company and/or the Employer withhold more than the amount necessary to satisfy the liability for Tax-Related Items, the Participant may receive a refund of the over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, the Participant may be able to seek a refund from the applicable tax authorities. If the Company and/or the Employer withhold less than the amount necessary to satisfy the liability for Tax-Related Items, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested Performance RSU, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
In the event the withholding requirements are not satisfied through the withholding of Shares or through the Participant’s salary or other amounts payable to the Participant, no Shares will be issued upon vesting of the Performance RSUs unless and until satisfactory arrangements (as determined by the Compensation Committee of the Board) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in each of its sole discretion, must be withheld or collected with respect to such Performance RSUs. By accepting this grant of Performance RSUs, the Participant expressly consents to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the Performance RSUs and any Shares delivered in payment thereof are the Participant’s sole responsibility.
7.Option of Company to Deliver Cash. Notwithstanding any of the other provisions of this Agreement, and except as set forth in Appendix B, where settlement in Shares is otherwise prohibited under local law or may present adverse tax consequences to the Participant, at the time the Performance RSUs vest, the Company may elect, in the sole discretion of the Compensation Committee of the Board, to deliver by wire transfer to the Participant in lieu of Shares an equivalent amount of cash (determined by reference to the closing price of the Common Stock on the Nasdaq Global Select Market on the applicable vesting date). If the Company elects to deliver cash to the Participant, the Company is authorized to retain such amount as is sufficient in the opinion of the Company to satisfy the Tax-Related Items withholding obligations of the Company and/or the Employer pursuant to Section 6 herein.
8.Repatriation and Other Legal Requirements. The Participant agrees as a condition of the grant of the Performance RSUs, as applicable, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the Performance RSUs) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with all laws, rules and regulations applicable to the Participant. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all laws, rules and regulations applicable to the Participant.
9.Miscellaneous.
(a)No Rights to Employment. The grant of the Performance RSUs shall not confer upon the Participant any right to continue in the employ of the Company or the Employer, nor limit in any way the right of the Company or the Employer to terminate the Participant’s employment at any time. Except in the event of Disability or a termination of employment due to death, the vesting of the Performance RSUs pursuant to Section 2 and Appendix A, is earned only by satisfaction of the performance-based vesting conditions and continuing service as an employee at the will of the Company or the Employer through the Vesting Date (not through the act of being hired or engaged or being granted the Performance RSUs hereunder).
(b)Discretionary Nature. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company at any time, to the extent permitted under the Plan. The Participant’s participation in the Plan is voluntary. The grant of the Performance RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Performance RSUs or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company or the Employer. The Performance RSUs and income from such Performance RSUs shall not be included in any calculation of severance, resignation, redundancy, end of service payments, bonuses, long-service awards, holiday pay, pension, or retirement benefits or similar payments. The Performance RSUs should in no event be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
(c)Exclusion from Termination Indemnities and Other Benefits. This Section 9(c) applies if the Participant resides outside the U.S.: The value of the Performance RSUs and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment with the Company or the Employer (and the Participant’s employment contract, if any). Any grant under the Plan, including the grant of the Performance RSUs and the income and value of same, is not part of normal or expected compensation or salary. Further, the Performance RSUs and the Shares, and the income and value of same, are not intended to replace any pension rights or compensation.
(d)No Entitlement. This Section 9(d) applies if the Participant resides outside the U.S. and/or the Company is not the Participant's employer: In consideration of the grant of Performance RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance RSUs resulting from termination of the Participant’s employment with the Company or the Employer (regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any) and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.
(e)Exchange Rates. This Section 9(e) applies if the Participant resides outside the U.S.: The Participant acknowledges and agrees that neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Performance RSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the Performance RSUs or the subsequent sale of any Shares.
(f)Future Value of Shares. The future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty.
(g)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(h)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and his or her respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
(i)Notice. Each notice relating to this Award shall be in writing (which shall include electronic form) and delivered in person, electronically or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts, 01887, Attention: Chief Financial Officer. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known mailing or email address, as applicable, on the records of the Company.
(j)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(k)Entire Agreement. This Agreement and the Plan constitute the entire understanding between the parties, and supersede all prior agreements and understandings, relating to the subject matter of these documents.
(l)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.
(m)Compliance with Laws. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state, or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state, or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. The Participant also understands and agrees that the Awards granted under the Plan, including the Performance RSUs and the underlying Shares, are subject to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and any SEC

regulations, as now or hereafter in effect. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
(n)Clawback/Recoupment. The Performance RSUs and any cash payment or Shares delivered pursuant to the Performance RSUs are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Act and implementing rules and regulations thereunder, or as otherwise required by law. Further, the Performance RSUs, and any Shares issued upon vesting of the Performance RSUs, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any recoupment obligation arising under any clawback or recoupment policy of the Company or otherwise under applicable laws, rules, regulations or stock exchange listing standards, among other things, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the Performance RSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of any clawback or recoupment policy.
(o)Interpretation. The interpretation and construction of any terms or conditions of this Agreement or the Plan, or other matters related to the Plan, by the Compensation Committee of the Board shall be final and conclusive.
(p)Participant’s Acceptance. The Participant is urged to read this Agreement carefully and to consult with his or her own legal counsel regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Award, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Agreement and the provisions of the Plan.
(q)Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Performance RSUs or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(r)English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance RSUs, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the Performance RSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.
(s)Appendix B. Notwithstanding any provisions herein to the contrary, if the Participant transfers the Participant’s residence and/or employment to a country other than the United States, the Performance RSUs shall be subject to any additional terms and conditions for such country as may be set forth in Appendix B to this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix B, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix B constitutes part of this Agreement.
(t)Additional Requirements. The Company reserves the right to impose other requirements on the Performance RSUs, any Shares acquired pursuant to the Performance RSUs, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(u)Private Placement. The Company has submitted filings in the United States in connection with the Plan. The Company has not submitted any registration statement, prospectus or other filings with other local securities authorities (unless otherwise required under such local law), and the grant of the Award is not intended to be a public offering of securities in any other jurisdiction or subject to the supervision of other local securities authorities.
(v)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any non-cash distribution to holders of Common Stock, the number of Performance RSUs, and Shares issuable upon vesting and conversion thereof, shall be appropriately adjusted in such manner as shall be determined by the Compensation Committee.
(w)No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant is encouraged to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(x)Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of Common Stock, rights to Common Stock (e.g., Performance RSUs), or rights linked to the value of Common Stock (e.g., phantom awards, futures) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
(y)Foreign Asset/Account, Exchange Control, and Tax Reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the Performance RSUs, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintenance of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the applicable authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Participant’s country through a designated broker or bank and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements. The Participant further understands that he or she should consult the Participant’s personal legal advisor on these matters.
(z)Waiver. The Participant acknowledges that a waiver by the Company or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
(aa)Section 409A. The parties intend that this Agreement and the benefits provided hereunder be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. However, to the extent that the Performance RSUs (or any portion thereof) may be subject to Section 409A, the parties intend that this Agreement and such benefits comply with the deferral, payout, and other limitations and restrictions imposed under Section 409A and this Agreement shall be interpreted, operated and administered in a manner consistent with such intent.

By:	/s/ Vincent Roche
Vincent Roche
Chief Executive Officer & Chair

APPENDIX A TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

1.Performance Period. The three-year period beginning on Grant Date and ending on Grant Custom 1 (the “Performance Period”).
2.Vesting Date. Cliff Vesting Date.
3.Determination Date: The date the Compensation Committee of the Board determines the level of attainment of the Performance Parameters. The Determination Date shall be a date as soon as possible following the end of the Performance Period but prior to the Vesting Date.
4.Performance-Based Vesting Terms. Subject to Section 2(a) through 2(d) of the Performance Restricted Stock Unit Agreement, the Participant shall vest on the Vesting Date in the number of Performance RSUs, if any, that the Compensation Committee of the Board shall determine to be vested based on the determination of the level of attainment of the Performance Parameters, provided the Participant continues to provide services to the Company or Employer or respective successor through the Vesting Date.
5.Performance Parameters. The Performance Parameters are based on the percentile attainment of the Company’s TSR (as defined below) relative to the TSR of the Peer Group (as defined below) during the Performance Period. The number of Performance RSUs that shall vest shall be equal to a number of Performance RSUs that is between 0% and 200% of the Initial Grant Number, corresponding to the percentile attainment of the TSR of the Company as set forth in the table below, but up to a maximum of 100% of the Initial Grant Number if the Company’s TSR is negative. Attainment among percentiles of TSR attainment is subject to interpolation on a linear basis

Percentile Attainment	PRSU Payout %
< 25th percentile	0%
25th percentile	50%
55th percentile	100%
75th percentile	200%

“Beginning Stock Price” shall mean the average of the closing prices of the applicable stock for the 90 calendar days starting and including the first day of the Performance Period.
“Cumulative Cash Dividend Payments” shall mean the sum of all cash dividends declared during the Performance Period, based on their ex-dividend date.
“Ending Stock Price” shall mean the average of the closing price of the applicable stock for the 90 calendar days up to and including the last day of the Performance Period.
“Peer Group” shall mean a peer group of companies established by the Compensation Committee of the Board at the time the Performance RSUs are granted to the Participant and the stock of which continues to be traded on a publicly traded stock exchange as of the last day of the Performance Period.
Total Shareholder Return (“TSR”) shall be computed according to the following formula:
TSR = (Ending Stock Price – Beginning Stock Price + Cumulative Cash Dividend Payments)
(Beginning Stock Price)

The stock prices and cash dividend payments reflected in the calculation of TSR shall be adjusted to reflect stock splits during the Performance Period, and dividends shall not be reinvested in the calculation of TSR.
The Performance Parameters shall be subject to the adjustments approved by the Compensation Committee of the Board and set forth in writing at the time the Performance Parameters are approved.

APPENDIX A - 1

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This Appendix B includes additional terms and conditions that govern the Performance RSUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Capitalized terms used but not defined in this Appendix B shall have the meanings set forth in the Plan and/or the Agreement.

This Appendix B also includes certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of October 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date when the Performance RSUs vest or Shares acquired under the Plan subsequently are sold.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Therefore, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

TERMS AND CONDITIONS APPLICABLE TO PARTICIPANTS OUTSIDE THE U.S.

Data Privacy Information and Consent. The Company is located at One Analog Way, Wilmington, Massachusetts, 01887 U.S.A. and grants employees of the Company and its subsidiaries Performance RSUs, at the Company’s sole discretion. If the Participant would like to participate in the Plan, please review the following information about the Company’s data processing practices and declare the Participant’s consent.
(a)Data Collection and Usage. The Company collects, processes and uses personal data of Participants, including, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of stock or directorships held in the Company, and details of all Performance RSUs, canceled, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. If the Company offers the Participant a grant of Performance RSUs under the Plan, then the Company will collect the Participant’s personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data would be his or her consent.
(b)Stock Plan Administration Service Providers. The Company transfers participant data to Fidelity and certain of its affiliates (“Fidelity”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Participant to receive and trade shares of Common Stock. The Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Participant’s ability to participate in the Plan.
(c)International Data Transfers. The Company and its service providers are based in the United States. If the Participant is outside the United States, the Participant should note that his or her country has enacted data privacy laws that are different from the United States and that the United States might not provide a level of protection of personal data equivalent to the level of protection in the Participant's country. In order to ensure an appropriate level of protection for the transfer of the Participant’s personal data to the Company in the United States, the Company has implemented the EU Standard Contractual Clauses. However, the onward transfer of the Participant’s personal data by the Company to its service provider is not subject to appropriate safeguards such as the EU Standard Contractual Clauses and is based solely on the Participant’s consent. The Participant understands and acknowledges that this might result in certain risks to the protection of his or her personal data due to the lack of legal principles governing the processing of the personal data, oversight by a supervisory authority or enforceable data subject rights in the United States.
(d)Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with applicable laws, exercise or defense of legal rights, and archiving, deletion, and backup purposes. This means the Participant’s personal data may be retained beyond the termination of the Participant’s employment with the Employer. When the Company no longer needs the Participant’s personal data, which will generally be seven years after the Participant is granted Performance RSUs under the Plan, the Company will remove it from it from its systems.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant cannot participate in the Plan. This would not affect the Participant’s salary as an employee or his or her career; the Participant would merely forfeit the opportunities associated with the Plan.
    APPENDIX B - 1

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
(f)Data Subject Rights. The Participant has a number of rights under data privacy laws in his or her country. Depending on where the Participant is based, the Participant’s rights may include the right to (a) request access or copies of personal data the Company processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) to lodge complaints with competent authorities in the Participant’s country, and/or (g) a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights please contact the Company at Analog Devices, Inc., One Analog Way, Wilmington, Massachusetts, 01887 U.S.A., Attention: Stock Plan Administrator.
If the Participant resides in a European Economic Area, European Union member state or the United Kingdom and agrees with the data processing practices described in this notice, the Participant declares his or her consent by clicking “Accept Your Grant” on the Accepting Your Grants page on Fidelity’s participant website.

Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, to understand the terms and conditions of this Agreement.

AUSTRALIA

Securities Law Information. This offer of Performance RSUs is being made under Division 1A Part 7.12 of the Australian Corporations Act 2001 (Cth). If the Participant offers Shares acquired under the Plan for sale to a person or entity resident in Australia, the Participant’s offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on any disclosure obligations prior to making any such offer.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act (Cth) applies (subject to the conditions in the Act).

AUSTRIA

Exchange Control Information. If the Participant holds securities (including Shares acquired under the Plan ) or cash (including proceeds from the sale of Shares) outside Austria, he or she may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, the Participant must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amounts held outside Austria meet or exceed a certain threshold, monthly reporting obligations apply as explained in the next paragraph.

If the Participant sells Shares, or receives any cash dividends, the Participant may have exchange control obligations if he or she holds the cash proceeds outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds a certain threshold, the Participant must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”

BELGIUM

Foreign Asset / Account Reporting Information. The Participant is required to report any securities (e.g., Shares) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The forms to complete this report are available on the website of the National Bank of Belgium.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total average value of securities held in a Belgian or foreign securities account (e.g., Shares) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Participant should consult with his or her personal tax or financial advisor for additional details.

CANADA

Issuance of Shares: This provision supplements Section 2 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the Performance RSUs, Shares will be issued as set forth in this section. In no event will the Performance RSUs be paid to the Participant in the form of cash.

    APPENDIX B - 2

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

Termination of Employment. The following supplements Section 2 of the Agreement (except Section 2(d) regarding disability) as well as any other section required to give effect to the same:

In the event of termination of the Participant’s employment for any reason (other than by reason of death), either by the Participant or by the Employer, with or without cause, the Participant’s right to vest or to continue to vest in the Performance RSUs and receive Shares under the Plan, if any, will terminate as of the actual Date of Termination. For this purpose, the “Date of Termination” shall mean the earlier of (1) the date the Participant’s employment with the Employer is terminated for any reason; or (2) the date Participant receives written notice of termination from the Employer and shall not include or be extended by any period following such day during which the Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Performance RSUs under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.

Foreign Asset / Account Reporting Information. Foreign specified property (including cash held outside Canada or Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the cost of such foreign specified property exceeds C$100,000 at any time during the year. Foreign specified property may also include the unvested portion of the Performance RSUs. The Performance RSUs must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign specified property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at exercise, but if the Participant owns other shares, this ACB may have to be averaged with the ACB of the other shares. If due, the Form must be filed by April 30 of the following year. The Participant should consult with his or her personal tax advisor to determine the reporting requirements.

The following terms and conditions apply if the Participant is in Quebec:

Data Privacy. This provision supplements the Data Privacy Information and Consent provision in the Terms and Conditions for Participants Outside the U.S. set forth above:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant acknowledges and agrees that the Participant’s personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. The Participant further authorizes the Company and any parent, subsidiary or affiliate of the Company to record such information and to keep such information in the Participant’s employee file. The Participant also acknowledges that the Company, Fidelity, and the Employer use technology of profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

CHINA

The following provision applies if the Participant is subject to exchange control restrictions and regulations in the People's Republic of China (“PRC”), including the requirements imposed by the China State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Vesting. Notwithstanding anything to the contrary in the Plan or the Agreement, the Performance RSUs will not vest and no Shares will be issued to the Participant unless and until all necessary exchange control or other approvals with respect to the Performance RSUs under the Plan have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the Performance RSUs are scheduled to vest in accordance with the vesting schedule set forth in the Agreement, the Performance RSUs will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If the Participant’s status as a service provider terminates prior to the Actual Vesting Date, the Participant shall not be entitled to vest in any portion of the Performance RSUs and the Performance RSUs shall be forfeited without any liability to the Company, the Employer or any subsidiary or affiliate of the Company.

Exchange Control Requirements. Due to exchange control laws in the PRC, Shares acquired through Performance RSU vestings must be maintained in the Fidelity (or any successor broker designated by the Company) brokerage account until the Shares are sold. When the Shares are sold, all proceeds must be repatriated to the PRC and held in a special exchange control account maintained by the Company, the Employer or one of the Company’s subsidiaries in the PRC. To the extent that the Participant holds any Shares on the date that is three
    APPENDIX B - 3

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
(3) months (or such other period as may be required by the SAFE) after the date of the Participant’s termination of employment with the Company or the Employer, the Participant authorizes Fidelity (or any successor broker designated by the Company) to sell such Shares on the Participant’s behalf at that time or as soon as is administratively practical thereafter. The Participant understands and agrees that the Company's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

The Participant further is required to repatriate to the PRC any dividends or dividend equivalents paid to the Participant in relation to Performance RSUs through a special exchange control account established by the Company, the Employer, or one of the Company’s subsidiaries in the PRC. The Participant hereby agrees that any cash proceeds from the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant.

The Participant also understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the cash proceeds are distributed to the Participant through the special account described above. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.

DENMARK

Danish Stock Option Act. By participating in the Plan, the Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act, as amended effective January 1, 2019, and is attached hereto as Appendix C.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 9(c) in the Agreement:

By accepting the Performance RSUs, the Participant acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Foreign Asset / Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

EGYPT

Exchange Control Information. If the Participant transfers funds into Egypt in connection with the sale of Shares, the Participant is required to transfer the funds through a registered bank in Egypt.

ESTONIA

Responsibility for Taxes. This provision supplements Section 6 of the Agreement:

The Participant understands that he or she would generally not be subject to taxation in Estonia when Performance RSUs vest and Shares are issued under the Plan, and that the Employer would generally be subject to fringe benefits tax (“FBT”) due, unless an exemption applies. Notwithstanding the foregoing, as a condition to the Participant’s participation in the Plan, the Participant agrees and consents that the Company and/or the Employer may in their discretion seek indemnification / reimbursement from the Participant for any FBT the Employer is required to pay, has paid or will pay. If the Company and/or the Employer exercise such discretion and choose to seek indemnification / reimbursement from the Participant, they will reduce the number of Shares otherwise issuable to the Participant by an amount determined by the Company to be appropriate to offset the FBT, and may otherwise recover the FBT by any other means referred to in Section 6 of the Agreement. The Participant further acknowledges that the discretion of the Company and/or Employer to seek indemnification for the FBT is not imbalanced or harmful to the Participant, and the Participant unconditionally and irrevocably waives any rights to amend or dispute its validity on the basis of any law or regulation of Estonia or any other jurisdiction.

Language Consent. Võttes vastu piiratud aktsiaühikute (Performance RSUs) pakkumise, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Optsioonilepingu ja Plaani) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.
By accepting the grant of the Performance RSUs, the Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan), which were provided in the English language, and that he or she does not need the translation thereof into the Estonian language. The Participant accepts the terms of those documents accordingly.

FINLAND

There are no country-specific provisions.
    APPENDIX B - 4

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

FRANCE

French-Qualified Performance RSUs. The Performance RSUs are intended to qualify for the favorable tax and social security regime in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. Certain events may affect the status of the Performance RSUs as French-qualified Performance RSUs, and the French-qualified Performance RSUs may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the Performance RSUs. If the Performance RSUs no longer qualify as French-qualified Performance RSUs, the favorable tax and social security treatment will not apply, and the Participant will be required to pay his or her portion of social security contributions resulting from the Performance RSUs (as well as any income tax that is due).

Plan Terms. The Performance RSUs are subject to the terms and conditions of the Plan and the Rules of the Analog Devices, Inc. 2020 Equity Incentive Plan for Grants to Participants in France (the “French Sub-plan”). To the extent that any term is defined in both the Plan and the French Sub-plan, for purposes of this grant of a French-qualified Performance RSUs, the definitions in the French Sub-plan shall prevail.
Vesting. This provision supplements Section 2 in the Agreement:

Except in the event of the Participant’s death or Disability (as defined in the French Sub-plan) to benefit from the favorable tax and social security regime, no vesting shall occur prior to the first anniversary of the Date of Grant, or such other minimum period as required for the vesting period applicable to French-qualified Performance RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or relevant Sections of the French Tax Code or the French Social Security Code, as amended.

Disability. This provision supplements Section 2(d) in the Agreement:

In the event the Participant becomes Disabled (as defined in the French Sub-plan), the Unvested Performance RSUs as of the date of the Participant’s termination shall vest in full as of the date of the termination, as determined under Section 2(d) of the Agreement.

Restriction on Transfer and Sale of Shares. This provision supplements Section 3 in the Agreement:

The Participant may not sell or transfer the Shares issued at vesting of the Performance RSUs prior to the second anniversary of the Grant Date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified Performance RSUs under Section L. 225-197-1 of the French Commercial Code, the relevant sections of the French Tax Code or of the French Social Security Code, as amended, to benefit from the favorable tax and social security regime. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of Disability (as defined under the French Sub-plan), are not subject to this restriction on the sale of Shares. To ensure compliance with these restrictions, the Shares the Participant receives at vesting of the Performance RSUs will be held with a broker designated by the Company (or according to any procedure implemented by the Company to ensure compliance with the restrictions) until such Shares are sold. These restrictions will apply even after the Participant is no longer employed by the Employer, the Company or one its subsidiaries.

Further, as long as the Performance RSUs and the Shares acquired at vesting of the Performance RSUs maintain their French-qualified status, the Shares cannot be sold during certain “Closed Periods” as provided for by Section L. 22-10-59 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, so long as these Closed Periods are applicable to Shares issued pursuant to French-qualified Performance RSUs, and to the extent applicable. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of disability (as defined under the French Sub-plan), are not subject to the restriction on the sale of Shares during Closed Periods.

Changes in Capitalization. This provision supplements Section 9(u) in the Agreement:

Certain adjustments may disqualify the Performance RSUs, in which case they may no longer benefit from favorable tax and social security treatment in France.

Language Consent. If the Participant received this Agreement or any other document related to the Plan or the French Sub-plan translated into French and if the translated version differs from the English version, the English version shall control.

By accepting this grant, the Participant confirms having read and understood the documents relating to the grant (the Plan, the French Sub-plan, and this Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly.

Consentement a la Langue. En acceptant cette attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à l’attribution (le Plan, le Sous-plan pour la France, et ce Contrat) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Foreign Asset/Account Reporting Information. French residents holding Shares outside France or maintaining a foreign bank account are required to report such to French tax authorities when filing his or her annual tax return. Failure to comply may trigger significant penalties.
    APPENDIX B - 5

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

GERMANY

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If the Participant otherwise makes or receives a payment in excess of €12,500 (including if the Participant acquires Shares under the Plan with a value in excess of this amount or sells Shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds of sells Shares with a value in excess of this amount to cover Tax-Related Items, the Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank. Such reports must be filed either electronically by accessing the electronic General Statistics Reporting Portal (“Allgemeines Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method (e.g., email or telephone) and within such other timing as permitted or required by Bundesbank. The report must be submitted monthly or within such timing as it permitted or required by the Bundesbank. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal legal advisor in this regard.

HONG KONG

Sale of Shares. In the event the Performance RSUs vest within six months of the Date of Grant, the Participant agrees not to sell any Shares acquired upon vesting of the Performance RSUs prior to the six-month anniversary of the Date of Grant.
Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in doubt about any of the contents of this Agreement or the Plan, the Participant should obtain independent professional advice. Neither the grant of the Performance RSUs nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its subsidiaries. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and its subsidiaries and may not be distributed to any other person.
HUNGARY

There are no country-specific provisions.

INDIA

Exchange Control Notification. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the funds into local currency within ninety (90) days of receipt, or such other period of time as required under applicable regulations. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India.

Foreign Asset / Account Reporting Information. The Participant is required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on his or her annual tax return. The Participant should consult with his or her personal tax advisor to determine his or her reporting requirements.

IRELAND

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 9(b) of the Agreement:
By accepting the Performance RSUs, the Participant acknowledges, understands, and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ISRAEL

Trust Arrangement. The Participant hereby understands and agrees that the Performance RSUs are offered subject to and in accordance with the terms of the Israeli Sub-Plan (the “Israeli Sub-Plan”) under the 102 Capital Gains Track (as defined in the Israeli Sub-Plan), the Trust Agreement between the trustee appointed by Analog Devices, (Israel) Ltd. (the “Trustee”), the Agreement, and the Plan. In the event of any inconsistencies among the Israeli Sub-Plan, the Agreement and/or the Plan, the Participant agrees that the Sub-Plan will govern the Performance RSUs granted to the Participant in Israel.

Vesting. This provision supplements Section 2(a) in the Agreement:

    APPENDIX B - 6

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
The Shares issued upon vesting of the Performance RSUs will be registered in the name of the Trustee as required by law to qualify under Section 102 (as defined under the Sub-plan), for the benefit of the Participant, unless otherwise approved in writing by the Israeli Tax Authority. Furthermore, the Participant hereby understands and agrees he or she will not require the Trustee to release or sell the Shares during the Holding Period (as defined under the Sub-Plan), unless permitted under Israeli tax law.

Restrictions on Transfer. This provision supplements Section 3(a) in the Agreement:

The Trustee shall not alienate, sell, exchange, transfer, assign, pledge, or otherwise encumber the Performance RSUs or the Shares for the Participant, except as permitted under the Sub-Plan and the terms of Section 102 (as defined in the Sub-Plan), or in the case of death, the Participant’s heirs, except by will or by the laws of descent and distribution.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the Performance RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

Securities Law Information. This grant does not constitute a public offering under the Securities Law, 1968.

ITALY

Plan Document Acknowledgment. By accepting the Performance RSUs, the Participant acknowledges that a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including Appendix A, in their entirety and fully understands and accepts all provisions of the Plan, the Agreement and Appendix A.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Agreement: Vesting and Conversion, Withholding Taxes, and Miscellaneous.

Foreign Asset Tax. The value of any Shares (and other financial assets) held outside Italy by individuals resident of Italy may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year. The value of financial assets held abroad must be reported in Form RM of the annual return. The Participant should consult his or her personal tax advisor for additional information on the foreign asset tax.

Foreign Asset / Account Reporting Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, Performance RSUs) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if he or she is a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

JAPAN

Foreign Asset / Account Reporting Information. The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15th each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding Performance RSUs or Shares acquired under the Plan.

KOREA

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, and so on) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine any personal reporting obligations.

Restriction on Sale of Shares. Korean residents are not permitted to sell foreign securities (including Shares) through non-Korean brokers (such as Fidelity) or deposit funds resulting from the sale of Shares in an account with an overseas financial institution. If the Participant wishes to sell Shares acquired under the Plan, the Participant may be required to transfer the Shares to a domestic investment broker in Korea and to effect the sale through such broker. The Participant is solely responsible for engaging the domestic broker in Korea, and non-compliance with the requirement to sell Shares through a domestic broker can result in significant penalties. The Participant should consult with his or her personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations he or she may have in connection with the Participant’s participation in the Plan.

    APPENDIX B - 7

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
MALAYSIA
Director Notification. If the Participant is a director of a subsidiary or other related company in Malaysia, then the Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Participant receives an interest (e.g., Performance RSUs, Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian subsidiary when he or she sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any related company.
    APPENDIX B - 8

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Data Privacy. This provision replaces the Data Privacy Information and Consent provision in the Terms and Conditions for Participants Outside the U.S. set forth above:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The source of the Data is the Employer as well as information the Participant is providing to the Company and the Employer in connection with the Performance RSUs. The Participant understands that Data may be transferred to Fidelity or any other third parties as may be selected by the Company in the future, which are assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her regional stock plan administrator at Stock_Plan_Admin@Analog.com.

Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam dokumen ini, oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan mana-mana anak Syarikatnya bagi tujuan ekslusif untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Performance RSUs atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan (“Data”). Sumber Data adalah daripada Majikan dan juga daripada maklumat yang dibekalkan oleh Peserta kepada Syarikat dan Majikan berkenaan dengan Performance RSUs. Penerima Anugerah juga memahami bahawa Data mungkin dipindahkan kepada Fidelity atau mana-mana pihak ketiga yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan, bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Fidelity, dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan Data yang diperlukan kepada broker atau pihak ketiga dengan siapa Peserta mungkin pilih untuk mendepositkan apa-apa Saham yang diperolehi di atas penyelesaian Anugerah. Peserta memahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Peserta memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi pentadbir pelan saham serantau di Stock_Plan_Admin@Analog.com.

    APPENDIX B - 9

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
MEXICO

Acknowledgment of the Agreement. By participating in the Plan, Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. The Participant further acknowledges that the Participant has read and expressly approves the terms and conditions set forth in the Nature of Grant paragraph of the Agreement, in which the following is clearly described and established: (i) the Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) the Participant’s participation in the Plan is voluntary; and (iv) the Company and its subsidiaries are not responsible for any decrease in the value of the underlying Shares.
Labor Law Policy and Acknowledgment. By participating in the Plan, the Participant expressly recognizes that Analog Devices, Inc., with registered offices at One Analog Way, Wilmington, Massachusetts, 01887 U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant's employment.
The Participant further understands that the Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant's participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.
Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que Analog Devices, Inc., con oficinas registradas en One Analog Way, Wilmington, Massachusetts, 01887 EE.UU, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

Securities Law Information. The Performance RSUs granted, and any Shares acquired, under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, Agreement and any other document relating to the Performance RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant because of the Participant’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather a private placement of securities addressed specifically to certain employees of the Company and its subsidiaries and are made in accordance with the provisions of the Mexican Securities Market Law. Any rights under such offering shall not be assigned or transferred.

    APPENDIX B - 10

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
NETHERLANDS

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PHILIPPINES

Securities Law Information. The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission (“PSEC”) under its Securities Regulation Code (the “SRC”).

The grant of Performance RSUs is being made pursuant to an exemption from registration under Section 10.2 of the SRC that has been approved by the PSEC.

The Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the Nasdaq Global Select Market (“Nasdaq”) and the risk of currency fluctuations between the U.S. Dollar and his or her local currency. In this regard, the Participant should note that the value of any Shares he or she may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between his or her local currency and the U.S. Dollar may affect the value of the Shares or any amounts due to the Participant pursuant to the vesting of the Performance RSUs or the subsequent sale of any Shares acquired by the Participant. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://investor.analog.com/sec.cfm.

The Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on Nasdaq. The Company’s designated broker should be able to assist the Participant in the sale of Shares on Nasdaq. If the Participant has questions with regard to the application of Philippines securities laws to the disposal or sale of Shares acquired under the Plan the Participant should consult with his or her legal advisor.

POLAND

Foreign Asset/Account Reporting Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside Poland, the Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7,000,000. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information. The transfer of funds in excess of a certain threshold (currently €15,000, unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) into or out of Poland must be made through a bank account in Poland. The Participant understands that he or she is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred. The Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.

ROMANIA

Exchange Control Information. If the Participant deposits the proceeds from the sale of Shares issued at vesting and settlement of the Performance RSUs in a bank account in Romania, the Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.  The Participant should consult his or her personal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.

SERBIA

Securities Law Information. The grant of Performance RSUs and the issuance of any Shares are not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Participant is permitted to acquire Shares under the Plan, but a report may need to be made of the acquisition of such Shares, the value of the Shares at vesting, and, on a quarterly
    APPENDIX B - 11

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
basis, any changes in the value of the Shares. As the exchange control regulations in Serbia may change without notice, the Participant should consult with his or her personal advisor with respect to all applicable reporting obligations.

SINGAPORE

Securities Law Information. The Performance RSUs are granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Agreement and the Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Participant’s Performance RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA and in accordance with any other applicable provision of the SFA.

Director Notification. If the Participant is the a director, associate director or shadow director of a subsidiary or other related company in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary in writing when the Participant receives an interest (e.g., Performance RSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) acquiring or disposing of any interest in the Company or any related company, or (ii) any change in a previously-disclosed interest (e.g. upon vesting of the Performance RSUs or when Shares are subsequently sold). In addition, a notification must be made of the Participant’s interests in the Company or any related company within two (2) business days of becoming a director, associate director, or shadow director. If the Participant is the Chief Executive Officer (“CEO”) of a Singapore subsidiary and the above notification requirements are determined to apply to the CEO of a Singapore subsidiary, the above notification requirements also may apply to the Participant.

SPAIN

No Entitlement. This provision supplements Section 9(d) of the Agreement:
By accepting the Performance RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Performance RSUs under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any Performance RSUs will not economically or otherwise bind the Company or any of its subsidiaries on an ongoing basis. Consequently, the Participant understands that the Performance RSUs are granted on the assumption and condition that the Performance RSUs or the Shares acquired upon settlement shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the Performance RSU grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Performance RSUs shall be null and void.

Further, and except as provided in Section 2(d) of the Agreement in the event the Participant becomes Disabled, the vesting of the Performance RSUs is expressly conditioned on the Participant’s continued rendering of service, such that if the Participant’s employment terminates for any reason whatsoever, the Performance RSUs will cease vesting immediately, in whole or in part, effective on the date of the Participant’s termination of employment (unless otherwise specifically provided in Section 2 of the Agreement in the event of death). This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates service due to a unilateral breach of contract by the Company or a subsidiary; or (5) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Participant’s employment for any of the above reasons, the Participant will automatically lose any rights to Performance RSUs that were not vested on the date of the Participant’s termination of employment, as described in the Plan and the Agreement. The Participant understands that the RSU grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU grant shall be null and void.

The Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Section 2 of the Agreement.

Securities Law Notification. The grant of Performance RSUs and the Shares issued upon vesting of the Performance RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. This Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Participant is required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds a certain threshold. Different thresholds and deadlines to file this declaration apply. However, if neither such transactions during the immediately preceding year nor the balances /
    APPENDIX B - 12

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
positions as of December 31 exceed a certain threshold, no such declaration must be filed unless expressly required by the Bank of Spain. If any of such thresholds were exceeded during the current year, the Participant may be required to file the relevant declaration corresponding to the prior year, however, a summarized form of declaration may be available. The Participant should consult a personal tax or legal advisor for further information regarding these exchange control reporting obligations.

Foreign Asset / Account Reporting Information. To the extent that the Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, and so on) as of December 31 each year, the Participant will be required to report information on such assets on his or her tax return for such year (tax form 720). After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets increases by more than €20,000. If applicable, the reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties to the Participant. Accordingly, the Participant should consult with his or her personal tax and legal advisors to ensure that he or she is properly complying with his or her reporting obligations.

SWEDEN

Authorization to Withhold. This provision supplements Section 6 of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 6 of the Agreement, by accepting the Performance RSUs, the Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to the Participant upon settlement/vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Information. The grant of Performance RSUs and the issuance of any Shares are not intended to be a public offering in Switzerland and are therefore not subject to registration in Switzerland. Neither this document nor any materials relating to the Performance RSUs (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

TAIWAN

Data Privacy. The Participant acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in the Data Privacy Information and Consent provision of the Terms and Conditions for Participants outside the U.S. and agrees that, upon request of the Company or the Employer, the Participant will provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. The Participant understands he or she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.

Securities Law Information. The Performance RSUs and participation in the Plan is made available only to employees of the Company and its subsidiaries. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Individuals may acquire foreign currency (including proceeds from the sale of Shares) into Taiwan up to US$5,000,000 per year without justification.

There is no need to aggregate all remittances into Taiwan when calculating the limitation. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Exchange Control Information. If the Participant is a Thai resident and the Participant realizes sale proceeds equal to or in excess of a specified threshold (currently US$1,000,000) in a single transaction, the Participant is required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and then either convert such repatriation proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation, unless the Participant can rely on any applicable exemptions (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). Further, for repatriated amounts equal to or in excess of the specified threshold, the Participant understands he or she must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

    APPENDIX B - 13

APPENDIX B
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Securities Law Information. Under Turkish law, the Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, under the ticker symbol “ADI” and the Shares may be sold through this exchange.

Exchange Control Information. The Participant may be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan. As the Participant is solely responsible for complying with any applicable financial intermediary requirements, the Participant should consider consulting his or her personal legal advisor prior to the vesting of the Performance RSUs or any sale of Shares to ensure compliance.

UNITED KINGDOM

Responsibility for Taxes. This provision supplements Section 6 of the Agreement:
Without limitation to Section 6 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Participant in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be collected from the Participant by any of the means referred to in Section 6 of the Agreement.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the Performance RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

Furthermore, notwithstanding any provision of the Plan or the Agreement to the contrary, the Participant will not be entitled to receive any Shares pursuant to the vesting of the Performance RSUs unless and until the Participant has executed a Joint Election (as defined below) in connection with the Performance RSUs.

Joint Election. As a condition of the grant of Performance RSUs, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the Performance RSUs or otherwise payable with respect to a benefit derived in connection with the Performance RSUs.

Without limitation to the foregoing, the Participant agrees to execute a joint election between the Company and/or the Employer and Participant (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or election required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. If the Participant does not enter into a Joint Election, no Shares shall be issued to the Participant without any liability to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 6 of the Agreement.

The Joint Election is attached hereto as Appendix D. If the Participant has signed a Joint Election in the past with respect to an RSU award granted to him or her by the Company and that Joint Election applies to all grants made under the Plan, the Participant need not sign another Joint Election in connection with this Performance RSU grant.
    APPENDIX B - 14

APPENDIX C
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT ON GRANT DATE
Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships, as amended as of January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the grant of Performance Restricted Stock Units (“Performance RSUs”) by Analog Devices, Inc. (the “Company”) under the Analog Devices, Inc. 2020 Equity Incentive Plan (the “Plan”) in a separate written statement. This statement contains only the information mentioned in the Stock Option Act; the other terms and conditions of your grant of Performance RSUs is described in detail in your Global Performance Restricted Stock Unit Agreement (the “Agreement”), the appendix to your Agreement and the Plan.
1.    Date of Grant
The Company approved the grant of Performance RSUs under the Plan on Grant Date. On this basis, the Date of Grant for your Performance RSUs is Grant Date.
2.    Terms and Conditions of the Performance RSU Grant

The grant of Performance RSUs and other awards under the Plan is made at the sole discretion of the Company. In determining who will receive Performance RSUs, the number of shares of the Company’s common stock that are subject to the Performance RSUs, and all other terms and conditions of the Performance RSUs, the Company will consider a number of factors, including (but not limited to) the Company’s past, present and projected financial results, your personal performance and the value of the services that you render on the future value of the Company and its ongoing operations. Notwithstanding, the Company may decide, in its sole discretion, not to grant you additional Performance RSUs or other awards under the Plan in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future Performance RSU grants or other awards under the Plan.
3.    Vesting Date of Performance RSUs
Your Performance RSUs will vest in accordance with the vesting schedule set forth in Section 1 of your Agreement. If you do not remain employed with the Company or one of the Company’s subsidiaries through the vesting date, you may forfeit all or a portion of your Performance RSUs as of the effective date of your termination, depending upon the particular circumstances of your termination and when it occurs. In this regard, please see Section 5 below.
When your Performance RSUs vest, the Company will issue one share of the Company’s common stock to you in settlement of each vested Performance RSU.
4.    Exercise Price
Because each Performance RSU entitles you to receive one share of the Company’s common stock on the date of vesting without any cost to you or other payment required from you, there is no exercise price associated with the Performance RSUs.
5.    Your Rights upon Termination of Service
In the event you terminate employment with the Company group, the vesting and forfeiture of your Performance RSUs will be determined in accord with the terms of your Agreement. In addition, you will be ineligible to receive any additional Performance RSU grants after your termination.
6.    Financial Aspects of Participating in the Plan
The grant of Performance RSUs has no immediate financial consequences for you. The value of the Performance RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of Performance RSUs depends on a number of aspects and thus, you are encouraged to seek particular advice regarding your tax position.
Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the Company’s financial performance, but inter alia, also on the general development of the stock markets. In addition, before or after you vest in your Performance RSUs, the shares of the Company’s common stock could decrease in value even below the price of such stock on the Date of Grant.

7.    Other Issues
This Statement does not intend to alter any provisions of the Plan or the Agreement (or any related document), and the Plan and the Agreement (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.
Notice Provided By:
Analog Devices, Inc.
One Analog Way
Wilmington, MA 01887
U.S.A.
    APPENDIX C - 1

ARBEJDSGIVERERKLÆRING – DANMARK
Tildeling af “Restricted Stock Units” den GRANTDATE

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold, som ændret virkning fra 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Analog Devices, Inc.’s (“Selskabets”) tildeling af “Performance Restricted Stock Units” (“RSU’er”) i henhold til Analog Devices, Inc.’s 2020 medarbejderaktieordning (“Ordningen”). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for tildelingen er beskrevet nærmere i Global Performance Restricted Stock Unit Agreement (“Aftalen”), i tillægget til Aftalen og i Ordningen.
1.    Tildelingsdato
Selskabets godkendte den Grant Date tildelingen af RSU’er i henhold til Ordningen. Tildelingsdatoen for dine RSU’er er således den Grant Date.
2.    Vilkår og betingelser for RSU-tildelingen
RSU-tildelingen og øvrige tildelinger under Ordningen foretages efter Selskabets eget skøn. Ved fastlæggelsen af, hvem der skal modtage RSU’er, hvor mange af Selskabets ordinære aktier, der skal være genstand for RSU’er, og de øvrige vilkår og betingelser for RSU’erne, lægger Selskabet vægt på en række faktorer, herunder bl.a. Selskabets historiske, nuværende og forventede regnskabsmæssige resultater, dine personlige resultater og værdien af dine ydelser for Selskabets fremtidige værdi og løbende drift. Uanset ovenstående kan Selskabet frit vælge ikke at foretage yderligere RSU-tildelinger eller andre tildelinger til dig fremover. I henhold til Ordningen og Aftalen har du ikke ret til eller krav på fremover at modtage RSU-tildelinger eller andre tildelinger.
3.    Modningsdato for RSU’er
Dine RSU’er modnes som anført i den modningsplan, der fremgår af afsnit 1 i Aftalen. Hvis du ikke forbliver ansat i Selskabet eller i et af Selskabets datterselskaber frem til modningsdatoen, kan du miste dine RSU’er helt eller delvist med virkning fra fratrædelsestidspunktet afhængig af de konkrete omstændigheder i forbindelse med din fratræden og tidspunktet herfor. Der henvises i den forbindelse til pkt. 5 nedenfor.
Når RSU’erne modnes, udsteder Selskabet én ordinær aktie i Selskabet til dig for hver RSU, der er modnet.
4.    Udnyttelseskurs
Da hver RSU giver dig ret til at modtage én ordinær aktie i Selskabet på modningsdatoen, uden at du vil skulle betale nogen omkostninger eller andre beløb, er der ingen udnyttelseskurs forbundet med RSU’erne.
5.    Din retsstilling i forbindelse med fratræden
Hvis din ansættelse i Selskabet eller dets koncern ophører, afhænger modningen og fortabelsen af RSU’erne af vilkårene i Aftalen. Derudover vil du ikke være berettiget til at få tildelt yderligere RSU’er efter din fratræden.
6.    Økonomiske aspekter ved at deltage i Ordningen
Tildelingen af RSU’er har ingen umiddelbare økonomiske konsekvenser for dig.Værdien af RSU’erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af RSU’erne afhænger af flere forhold, og du opfordres derfor til at søge særskilt rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for at opnå en fortjeneste på modningstidspunktet afhænger således ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover kan kursen på Selskabets aktier både før og efter overdragelsen af RSU’erne falde, måske endda til et niveau, der ligger under kursen på Tildelingsdatoen.
    APPENDIX C - 2

ARBEJDSGIVERERKLÆRING – DANMARK
Tildeling af “Restricted Stock Units” den GRANTDATE

7.    Diverse
Denne Erklæring har ikke til formål at ændre bestemmelserne i Ordningen eller Aftalen (eller i et dertil tilhørende dokument), og Ordningen og Aftalen (og eventuelle dertil tilhørende dokumenter) har forrang i tilfælde af flertydighed. Dine lovfæstede rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af flertydighed.

Meddelelse afgivet af:
Analog Devices, Inc.
One Analog Way
Wilmington, MA 01887
U.S.A.
    APPENDIX C - 3

APPENDIX D TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

Onscreen disclaimer
If you are liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with your restricted stock units or stock options (“Awards”) granted under the Analog Devices, Inc. 2020 Equity Incentive Plan (the “Plan”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your awards.
Clicking on the “ACCEPT” box indicates your acceptance of the Election. You should read the “Important Note on the Election to Transfer Employer NICs” before accepting the Election.
Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with Awards that have been granted or assumed and converted under the Plan, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your Awards.
By entering into the Election:
•you agree that any employer’s NICs liability that may arise in connection with your Awards will be transferred to you;
•you authorize your employer to recover an amount sufficient to cover this liability by such methods set out in the Award agreement including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Awards; and
•you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully before accepting the Election.
Please print and keep a copy of the Election for your records.

APPENDIX D - 1

APPENDIX D TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This Election is between:
A.    The individual who has obtained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units and/or stock options (“Awards”) pursuant to the Analog Devices, Inc. 2020 Equity Incentive Plan (the “Plan”), and
B.    Analog Devices, Inc. of One Analog Way, Wilmington, Massachusetts 01887, U.S.A. (the “Company”), which may grant Awards under the Plans and is entering into this Election on behalf of the Employer.
1.Introduction

1.1This Election relates to all Awards granted to the Employee or assumed and converted under the Plan up to the termination dates of the Plans.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)"Relevant Employment Income" from Awards on which employer's National Insurance Contributions becomes due is defined as:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)the acquisition of securities pursuant to the Awards (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA);

(c)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on Relevant Employment Income in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.
APPENDIX D - 2

APPENDIX D TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
3.Payment of the Employer’s Liability

3.1    The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:
(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or
(iv)    by any other means specified in the applicable award agreement.
3.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.
3.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).
4.Duration of Election

4.1    The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
4.2    This Election will continue in effect until the earliest of the following:
(i)    the Employee and the Company agree in writing that it should cease to have effect;
(ii)     on the date the Company serves written notice on the Employee terminating its effect;
(iii)     on the date HM Revenue & Customs withdraws approval of this Election; or
(iv)     after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
4.3    This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.
4.4    Any reference in this Election to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the relevant award agreement. This Election will continue in effect in respect of any awards which replace or replaced the Awards following their grant in circumstances where section 483 ITEPA applies.
Acceptance by the Employee
The Employee acknowledges that, by clicking on the “ACCEPT” box, the Employee agrees to be bound by the terms of this Election.

Acceptance by Analog Devices, Inc.
Analog Devices, Inc. acknowledges that, by signing this Election or arranging for the scanned signature of an authorized representative to appear on this Election, Analog Devices, Inc. agrees to be bound by the terms of this Election.

APPENDIX D - 3

APPENDIX D TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

Signature for and on behalf of Analog Devices, Inc.

/s/ Richard P. Ahern
Richard P. Ahern
Corporate Vice President

Date: Grant Date
Name: Participant Name

APPENDIX D - 4

APPENDIX D TO
2020 EQUITY INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Schedule of Employer Companies
The following are employer companies to which this Election may apply:
For each company, provide the following details:
Analog Devices Limited

Registered Office:	15 Pressing Lane, Blyth Road, Hayes, England, UB3 1EP
Company Registration Number:	00895439
Corporation Tax Reference:	6873689030216A
PAYE Reference:	120/A4055

APPENDIX D - 5